UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2005
SEMITOOL, INC.
(Exact name of registrant as specified in its charter)

Montana (State or other jurisdiction of incorporation)	0-25424 (Commission File Number)	81-0384392 (IRS Employer Identification No.)

655 West Reserve Drive Kalispell, Montana (Address of principal executive offices)	59901 (Zip Code)
Registrant’s telephone number, including area code: (406) 752-2107
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
Signatures
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2

Item 7.01. Regulation FD Disclosure.
     On December 15, 2005, Semitool, Inc., a Montana corporation (the “Company”), issued a press release announcing that it has entered into purchase agreements with institutional investors for the sale of 3 million shares of its common stock at a price of $9.85 per share, pursuant to an effective Registration Statement on Form S-3 (No. 333-39492). The Company expects to receive proceeds of approximately $28.0 million from the offering, net of placement fees.
     In connection with the registered direct offering, Raymon F. Thompson, chairman of the board and chief executive officer of Semitool, will sell an additional 2 million shares of common stock of the Company at a price of $9.85 per share, and after such sale and giving effect to the offering, will beneficially own approximately 31.0% of the outstanding common stock of the Company. Mr. Thompson will sell such shares pursuant to an effective “resale” Registration Statement on Form S-3 (No. 333-112964). The Company will not receive any proceeds from the sale of shares by Mr. Thompson.
     Needham & Company, LLC acted as the placement agent to the Company and Mr. Thompson for the offering. Copies of the press release dated December 15, 2005 and an investor presentation related to the offering are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this report.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.
The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit
Number	Description

99.1	Press Release dated December 15, 2005.

99.2	Investor Presentation.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMITOOL, INC.
(Registrant)

Date: December 15, 2005	By:	/s/ Larry A. Viano

Larry A. Viano Chief Financial Officer

Exhibit Index

Exhibit
Number	Description

99.1	Press Release dated December 15, 2005.

99.2	Investor Presentation.